UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2005, the Nominating and Governance Committee of the board of directors of The PNC Financial Services Group, Inc. conducted its annual review of compensation for the board’s non-management directors. The committee discussed a report prepared by its outside compensation consultant on director compensation practices among PNC’s peer group members and Fortune 500 companies generally. Based in part on that report, the committee voted to increase the annual cash committee chairman’s retainer for the chairman of the board’s Audit Committee from $10,000 to $20,000, effective the second quarter of 2005. In making its decision, the committee also took into account the significant increase in the Audit Committee chairman’s workload and responsibilities during recent years.

The committee made no other changes to the annual retainer and meeting fee schedules for non-management directors. These schedules as so revised are shown below.

Annual Retainer Schedule:

Retainer for each director	$40,000
Committee chairman’s retainer, for each committee chaired:
Audit committee	$20,000
Each other committee	$10,000
Presiding director’s retainer	$10,000

Meeting Fee Schedule:

Each board meeting, except quarterly telephonic dividend meetings	$1,500
Each quarterly telephonic dividend meeting	$750
For each of the first six meetings held annually by each committee or subcommittee on which the director serves	$1,500
For the seventh and each succeeding meeting held annually by each committee or subcommittee on which the director serves	$2,000

Non-management directors continue to be eligible to participate in the Directors Deferred Compensation Plan, to receive equity-based grants under the 1992 Director Share Incentive Plan, the 1997 Long- Term Incentive Award Plan, and the Outside Directors Deferred Stock Unit Plan, and to receive the other director benefits described in our proxy statement for the 2005 annual meeting of shareholders that was held on April 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: April 29, 2005	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller